                                                                   Exhibit 10.21

               FOURTH LEASE EXTENSION AND MODIFICATION AGREETMENT

     THIS FOURTH LEASE EXTENSION AND MODIFICATION AGREEMENT (hereinafter referred to as this "Fourth Amendment") is entered into as of 8th of July, 2005 (hereinafter referred to as the "New Premises Commencement Date" or the "NPCD"), by and between TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, FOR THE BENEFIT OF ITS SEPARATE REAL ESTATE ACCOUNT (hereinafter referred to as "Landlord"), and INNOTRAC CORPORATION, a Georgia corporation (hereinafter referred to as "Tenant").

                                   WITNESSETH:

     WHEREAS, Tenant and Satellite Triangle Properties, L.L.C., a Georgia limited liability company (hereinafter referred to as "Satellite"), entered into that certain Lease Agreement, dated October 6, 1999 (hereinafter referred to as the "Warehouse Lease"), as amended by that certain First Lease Extension and Modification Agreement between Tenant and Landlord, as the successor-in-interest to Satellite, dated October 3, 2000 (hereinafter referred to as the "First Amendment"), as amended by that certain Second Lease Extension and Modification Agreement between Tenant and Landlord, dated April 15, 2004 (hereinafter referred to as the "Second Amendment"), and as amended by that certain Third Lease Extension and Modification Amendment between Tenant and Landlord, dated as of February 1, 2005 (hereinafter referred to as the "Third Amendment"; the Warehouse Lease, as amended by the First Amendment, the Second Amendment and the Third Amendment, is hereinafter sometimes referred to as the "Lease"), pursuant to which Tenant leased from Landlord certain premises known as Suite B of the building located at 1620 Satellite Boulevard, Duluth, Gwinnett County, Georgia 30097 (hereinafter referred to as the "Building") which premises are more particularly described in the Lease (hereinafter referred to as the "Original Premises");

     WHEREAS, Landlord is the successor-in-interest to Satellite and has acquired all of Satellite's right, title and interest in, to and under the Lease;

     WHEREAS, the parties desires to relocate Tenant's space to certain space in the Building, which consists of fifty-two thousand one hundred twenty (52,120) square feet, said new premises being more particularly shown on Exhibit A-4. attached hereto and incorporated herein by this reference (hereinafter referred to as the "New Premises"), and Landlord has agreed to Tenant's relocation to the New Premises, subject to the provisions hereinafter set forth;

     WHEREAS, subsequent to such relocation, Tenant intends to lease the New Premises from Landlord upon the same terms and conditions as set forth in the Lease, as modified by this Fourth Amendment; and

     WHEREAS, the parties desire to amend the Lease to expand the space leased by Tenant to relocate such space to the New Premises, to extend the term of the Lease and to provide for such other related matters as are hereinafter set forth.

     NOW, THEREFORE, for and in consideration of the mutual covenants and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree to amend the Lease as follows:

     1. Defined Terms. Capitalized terms used herein, unless otherwise defined herein, shall have the same meanings as given such terms in the Lease.

     2. Relocation to New Premises. The Lease is hereby further amended to provide for the relocation of the space leased by Tenant thereunder from the Original Premises to the New Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord the New premises in accordance with all of the terms and conditions of the Lease, except as further modified or amended hereby.

     3. Term of Lease of New Premises.

          a. Except as otherwise may be expressly provided in this Fourth Amendment, Tenant takes and accepts the New Premises from Landlord in its present "AS IS" condition and as suited for the use intended by Tenant without any representation or warranty whatsoever to have and to hold the same for the term of the Lease, as amended hereby. The term of the Lease as to the New Premises shall commence on the New Premises Commencement Date, and shall expire on July 31, 2007 (the "New Premises Expiration Date" or "NPED"). The term of the Lease as to the Original Premises shall expire on the New Premises Commencement Date. From and after the New Premises Commencement Date, all references in the Lease to the "Commencement Date" shall be deemed to refer to the New Premises Commencement Date and all references to the "expiration date" or "Expiration Date" shall be deemed to refer to the New Premises Expiration Date. The rental and other payments due hereunder from Tenant with respect to the New Premises shall commence on the New Premises Commencement Date. If, for any reason whatsoever, the New Premises are not substantially completed by the New Premises Commencement Date, or if Landlord, for any reason whatsoever, cannot deliver possession of the New Premises to Tenant on or before the New Premises Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any resulting loss or damages. If Landlord is unable to deliver possession on or before the New Premises Commencement Date, then the New Premises Commencement Date shall be deferred by the number of days such delivery is delayed beyond the originally scheduled New Premises Commencement Date, except that if the New Premises Commencement Date, as so deferred, is not the last day of a calendar month, the New Premises Commencement Date shall be further deferred until the last day of such calendar month. Except for such deferral, the lease of the New Premises shall remain in full force and effect in accordance with the terms and conditions of the Lease and no delay in delivery of possession shall relieve Tenant of Tenant's obligations to Landlord (including the payment of rent and other amounts) as provided therein. Such deferral of the New Premises Commencement Date shall be Tenant's sole remedy for Landlord's failure to deliver timely possession of the New Premises.

          b. Within twenty (20) days after the New Premises Commencement Date, Tenant shall execute and deliver to Landlord a Memorandum of Commencement of Rent in the form attached hereto as Exhibit D-4.

     4. Vacation of Original Premises. Tenant hereby covenants to Landlord that Tenant shall surrender the Original Premises to Landlord by no later than 10:00 p.m. EST on the fifth (5th) business day following the New Premises Commencement Date, as same may be deferred (the "Complete Exit Date"), in accordance with the Lease, the same as if, the Complete Exit Date were the expiration date of the term of the Lease with respect to the Original Premises; provide, that from and after the New Premises Commencement Date, rent for the New Premises shall be governed by the rent schedule set forth in Paragraph 5.c. of this Fourth Amendment, and Tenant's only interest in the Original Premises after the New Premises Commencement Date shall be the right to store its property in the Original Premises until the Complete Exit Date and the right to access the Original Premises until the Complete Exit Date in order to retrieve its property therefrom. After the Complete Exit Date, Tenant shall have no further right, claim or interest with respect to the Original Premises and shall remove all its equipment and property therefrom. Any property not so removed from the Original Premises by Tenant by the Complete Exit Date may be deemed abandoned, and Landlord shall be authorized to retain such property, or any portion thereof, as Landlord's own property or to dispose of such property in any manner Landlord deems appropriate, in Landlord's sole discretion. Tenant shall remain liable for any and all out of pocket costs incurred by Landlord relating to its removal or disposition of any property in the Original Premises after the Complete Exit Date and Tenant releases Landlord of any and all liability in connection therewith. Tenant acknowledges that Landlord has relied and will rely on Tenant's covenants set forth in this Paragraph 4 in entering into a new lease with a third party with respect to the Original Premises and in performing Landlord's obligations under such new lease. In the event the New Premises Commencement Date occurs after June 1, 2005, Tenant shall be permitted to remain in occupancy of the Original Premises until the New Premises Commencement Date pursuant to all of the terms and conditions of the lease as in effect on the date immediately preceding the date of this Fourth Amendment and no rental shall be owed by Tenant with respect to the New Premises until the New Premises Commencement Date. If Tenant fails to vacate the Original Premises on or before the Complete Exit Date, Tenants occupancy of the Original Premises shall be a tenancy-at-sufferance and Tenant shall be required to pay Base Rent for the Original Premises, in addition to Base Rent for the New Premises, at a rate of one hundred fifty percent (150%) of the Base Rent provided for in the Lease as of the New Premises Commencement Date for each calendar month that Tenant remains in occupancy of the Original Premises, with rental to be pro rated per diem.

     5. Terms of the New Premises Lease. The lease of the New Premises shall be pursuant to all of the terms and conditions of the Lease as in effect from time to time from and after the New Premises Commencement Date; provided, however, that Landlord and Tenant hereby agree that, from and after the New Premises Commencement Date, the Lease shall be further modified as follows:

          a. Premises.

               (i) For all purposes under the Lease, from and after the New Premises Commencement Date, all references in the Lease to the "Premises" shall be deemed to refer to the Original Premises for the portion of the term of the Lease falling prior to the New Premises Commencement Date, and to the New Premises for the portion of the term of the Lease falling on or after the New Premises Commencement Date; and

               (ii) The New Premises is stipulated by Landlord and Tenant to have 52,120 square feet for all purposes under the Lease.

               (iii) Tenant's "proportionate share" shall be amended to provide that Tenant's proportionate share from and after the New Premises Commencement Date shall be 33.51%.

          b. Term. The term of the Lease is extended through and including the New Premises Expiration Date.

          c. Rent.

               (i) On and after the New Premises Commencement Date, rent for the New Premises under Paragraph 2 of the Lease shall be payable to Landlord without demand, deduction or setoff, in the following amounts:

                            Base Rent Per
                             Square Foot    Monthly Base
          Period              Per Annum         Rent
          ------            -------------   ------------
          NPCD - 05/31/06       $2.70        $11,727.00
          06/01/06 - ED         $2.78        $12,074.47

          If the term of the Lease commences at any time other man the first day of a month or terminates at any time other than the last day of a month, the amount of rent due from Tenant shall be proportionately adjusted based on that portion of the month that this Lease is in effect.

               (ii) Notwithstanding the foregoing in subparagraph 5.c.(i) to the contrary, Landlord hereby agrees to abate the first two (2) monthly installments of rent coming due and payable under the Lease after the NPCD, as amended hereby, in the amount of Eleven Thousand Seven Hundred Twenty-Seven and No/100 Dollars ($11,727.00) per month ($23,454.00 in total). Notwithstanding anything in this Paragraph 5 to the contrary, Tenant shall have no right to any such rent abatement of rent under this Paragraph 5 at any time after which (i) a default or an event of default has occurred with respect to Tenant under the Lease, as amended hereby, (ii) the Lease, as amended hereby, is not in full force and effect, (iii) Tenant has assigned the Lease, as amended hereby, or has entered into a sublease of all or any portion of the New Premises or (iv)

          Tenant is in default under any other written agreement with Landlord.

          d. Tenant Improvements. Except as otherwise expressly provided in the Lease, Tenant accepts the New Premises in its "AS IS" condition with all faults and without any representation or warranty whatsoever, and Landlord shall not have any obligation whatsoever to make any improvements, alterations or refurbishment to the New Premises or to provide any allowance therefor.

     6. Right of First Negotiation. Landlord grants Tenant a right of first negotiation (the "First Negotiation Right") to lease additional space in the Building in accordance with the following:

          a. The space that is subject to such First Negotiation Right shall be the space contiguous to the New Premises and consisting of approximately 29,600 square feet and more particularly described as the "First Negotiation Space" on Exhibit A-4, attached hereto and incorporated herein by this reference (the "First Negotiation Space"), as such space becomes available for lease, subject to and in accordance with the provisions of this Paragraph.

          b. Before Landlord enters a transaction to lease any portion of the First Negotiation Space, Landlord shall notify Tenant in writing (such notice being hereafter called the "Offer Notice") of the availability of such space. Such Offer Notice shall constitute an offer by Landlord to lease the space described in the Offer Notice to Tenant in accordance with the terms of this Paragraph. Tenant shall have seven (7) days after its receipt of such Offer Notice to accept such offer pursuant to this First Negotiation Right and to lease all of such First Negotiation Space from Landlord in accordance with the terms of this Paragraph.

          c. Acceptance by Tenant of the offer set forth in the Offer Notice shall be deemed effective only if such acceptance is given to Landlord in a written notice of acceptance (the "Acceptance Notice") specifically referring to the Offer Notice to which it relates, received by Landlord within the seven (7) day period prescribed above for such acceptance. To be effective, such Acceptance Notice must accept the offer set forth in the subject Offer Notice with respect to all of the First Negotiation Space described in such Offer Notice.

          d. If Tenant duly and timely delivers to Landlord its Acceptance Notice within such seven (7) day period in accordance with this Paragraph, then Landlord and Tenant shall negotiate in good faith the terms and conditions of a lease of the First Negotiation Space. If Landlord and Tenant have not executed a written amendment to the Lease setting forth the terms and conditions of the lease of the First Negotiation Space within thirty (30) days after Tenant's receipt of Landlord's Offer Notice with respect to such space, then (i) Landlord's Offer Notice and Tenant's Acceptance Notice shall be null and void and of no further force or effect,
     (ii) neither Landlord nor Tenant shall have any further duty to continue such negotiations nor any further liability to the other with respect to the negotiations pursuant to the Offer Notice and Acceptance Notice, and
     (iii) Tenant shall have no further rights with respect to the First Negotiation Space.

          e. If Tenant does not duly and timely deliver to Landlord its Acceptance Notice within the aforesaid five (5) business day period in accordance with this Paragraph, then Tenant shall be deemed to have elected not to accept Landlords' offer set forth in the subject Offer Notice, and Tenant's rights with respect to the portion of the First Negotiation Space described in such Offer Notice shall terminate and be of no further force or effect and Landlord shall be free to enter into a lease with a prospective tenant with respect to all or any part of that portion of the First Negotiation Space that was the subject of such Offer Notice, plus additional space leased in conjunction therewith (including, without limitation, an additional portion of the First Negotiation Space, provided such additional portion of the First Negotiation Space does not contain more than thirty percent (30%) of the rentable area of the portion of the First Negotiation Space that was offered to Tenant pursuant to the Offer Notice). Notwithstanding the foregoing, following execution and delivery of such lease by Landlord and such third party tenant, Tenant's rights under this Paragraph or otherwise under the Lease shall be subject and subordinate to the rights and options of the third party tenant under such lease, including, without limitation, any expansion, extension or renewal options or other rights of such third party set forth therein.

          f. Tenant's rights under this Paragraph are and shall be subject and subordinate to the rights and options of tenants under other leases of portions of the Building, as such rights and options exist on the date of this Fourth Amendment. Accordingly, Landlord shall not be obligated to give Tenant an Offer Notice prior to or in conjunction with the exercise of any such rights or options. Furthermore, Landlord shall have the right to enter into a lease of all or a portion of the First Negotiation Space with a tenant or subtenant other than Tenant occupying such space on the date such space would otherwise become available for lease without first being required to submit an Offer Notice to Tenant; and such lease with any such occupant shall be superior to, but shall not have the effect of terminating, Tenant's rights under this Paragraph. Landlord represents, to its knowledge, that it is unaware of any tenant under other leases of portions of the Building having any rights respecting the First Negotiation Space.

          g. Notwithstanding anything in this Paragraph to the contrary, Tenant shall have no right to exercise any right or option under this Paragraph, nor shall Landlord have any obligation to submit an Offer Notice to Tenant with respect to any portion of the First Negotiation Space before entering into a third party lease with respect thereto, or to enter into any lease of any portion of the First Negotiation Space with Tenant, at any time after which either (i) a default or an event of default has occurred with respect to Tenant under the Lease, as amended hereby, (ii) the Lease, as amended hereby, is not in full force and effect, (iii) Tenant has assigned the Lease, as amended hereby, or has entered into a sublease of all or any portion of the New Premises or (iv) Tenant is in default under any other written agreement with Landlord.

     7. Brokerage Commissions. Except for Scotland Wright and Associates, Inc. ("Broker"), Tenant represents and warrants that it has not retained or consulted with a broker, agent or commission salesperson with respect to the negotiation of this Fourth Amendment, and that no commissions, fees or compensation of any kind are due and payable in connection herewith to any broker, agent or commission salesperson acting for or on behalf of Tenant, other than to Broker. Tenant agrees to indemnify and hold Landlord harmless from all loss, cost and damage suffered or incurred by Landlord as the result of any breach by Tenant of the representation and warranty contained in this Paragraph
7. Except for CB Richard Ellis, Inc., no broker, agent or commission salesperson has represented Landlord in the negotiation of this Fourth Amendment, and Landlord has agreed to compensate both Broker and CB Richard Ellis, Inc. for their services in accordance with the terms of separate commission agreements between Landlord and Broker, on the one hand, and between Landlord and CB Richard Ellis, Inc., on the other.

     8. Confidential Settlement Agreement. As a material inducement to Landlord entering into this Fourth Amendment, the Confidential Settlement Agreement entered into by and between Landlord and Tenant, dated April 15, 2004 (the "Settlement Agreement"), and all the terms and provisions thereof, including, without limitation, the release of Landlord set forth in subparagraph 3(A) thereof, is hereby ratified and confirmed by Landlord and Tenant and by this reference expressly incorporated herein. Tenant hereby expressly acknowledges and agrees that Landlord makes no representations or warranties whatsoever with respect to the New Premises unless expressly set forth. Tenant, at its sole cost and expense, shall keep and maintain the floor of the New Premises in good condition; provided however, with respect to issues of moisture and moisture infiltration in or on the floor, Tenant's floor maintenance obligation shall be limited to abiding the HVAC standards set forth in Exhibit C-4, attached hereto and incorporated herein by this reference (the "HVAC Standards").

     9. Cancellation Right. Landlord and Tenant shall have the right to terminate the Lease (the "Cancellation Right") during the term thereof in accordance with the following:

     a. If and only if (i) there is a reoccurrence of water or moisture on the floor of the New Premises (the "Moisture Infiltration") and (ii) the Moisture Infiltration was not caused by Tenant or by Tenant's failure to maintain the HVAC Standards, both as determined in a report by Capital City Mechanical Services, Inc. (hereinafter referred to as the "HVAC Contractor"), which report shall be issued within three (3) business days after Landlord's receipt of written notification from Tenant of any such Moisture Infiltration, either Landlord or Tenant may, at its sole option, terminate the Lease with respect to the entire New Premises by delivering written notice thereof to the other within three (3) business days after receipt of the HVAC Contractor's report, which termination shall be effective on the date (the "Cancellation Effective Date") that is no later than twenty-one (21) days after delivery of such notice (the "Cancellation Notice") to the other.

     b. If either party validly and timely exercises its cancellation right hereunder, Tenant shall nonetheless continue to be liable for its obligations accruing under the Lease, as amended hereby, with respect to the New Premises to and including the Cancellation Effective Date, including, without limitation, additional rental, and all such obligations having accrued prior to the Cancellation Effective Date shall survive the termination of the Lease, as amended hereby. Notwithstanding anything else to the contrary, if Tenant terminates timely, no rental shall be due or payable for the 21 day period between the date that Tenant gives notice of termination and the date that Tenant is being given to exit the New Premises.

     c. Any determination made by the HVAC Contractor shall be final and binding on both Landlord and Tenant. The party determined by the HVAC Contractor to have caused the Moisture Infiltration shall be solely responsible for the fees and expenses of the HVAC Contractor. The provisions contained in this subparagraph
c. shall survive the termination or expiration of the Lease.

     d. The rights granted to Tenant under this Paragraph 9 are personal to Tenant, and in the event of any assignment of the Lease or sublease of the Premises by Tenant, Tenant's cancellation rights hereunder shall thenceforth be void and of no further force or effect. Notwithstanding anything in this Paragraph 9 to the contrary, Tenant shall have no cancellation right at any time after which (i) a default or an event of default has occurred with respect to Tenant under the Lease, as amended hereby, (ii) the Lease, as amended hereby, is not in full force and effect, or (iii) Tenant is in default under any other written agreement with Landlord.

     e. Tenant hereby acknowledges and agrees that Tenant's sole remedy in the event of any such Moisture Infiltration that is not caused by Tenant or by Tenant's failure to maintain the HVAC Standards is the termination of the Lease subject to and in accordance with the provisions of this Cancellation Right.

     10. Basic Lease Information. As a result of the relocation of the Premises, the Basic Lease Information, as originally attached to the Third Amendment, is hereby deleted in its entirety and Exhibit B-4 attached hereto is hereby inserted in lieu thereof. The provisions of the Lease as they relate to the Premises for the portion of the term of the Lease commencing on the New
Premises Commencement Date, to the extent they are in conflict with the Basic Lease Information are hereby superseded by the provisions of the Basic Lease Information that are attached hereto as Exhibit B-4. Notwithstanding the foregoing, the original Basic Lease Information attached to the Third Amendment shall remain binding on Landlord and Tenant with respect to that portion of the term of the Lease falling on or prior to the day immediately preceding the New Premises Commencement Date.

     11. No Further Amendments; Ratification. Except as expressly amended herein, all terms and conditions of the Lease remain unamended in full force and effect and are hereby ratified and confirmed by Landlord and Tenant. In the event of any conflict between the terms and conditions of the Lease and the terms and conditions of this Fourth Amendment, the terms and conditions of this Fourth Amendment shall control. A condition precedent to Landlord's obligations under this Fourth Amendment is the approval of this Fourth Amendment by all lenders holding a deed to secure debt and security agreement and related loan documents affecting or imposing a lien or security title on the Building. Submission of this instrument for examination or signature by Tenant does not constitute an agreement between Landlord and Tenant and shall not become effective until execution and delivery by both Landlord and Tenant.

     IN WITNESS WHEREOF, the parties have caused their duly authorized officers or partners to execute this Fourth Amendment with intent to be bound hereby effective as of the day and year first above written.

                                        LANDLORD:

                                        TEACHERS INSURANCE AND ANNUITY
                                        ASSOCIATION OF AMERICA, FOR THE BENEFIT
                                        OF ITS SEPARATE REAL ESTATE ACCOUNT


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        TENANT:

                                        INNOTRAC CORPORATION,
                                        a Georgia corporation


                                        By: /s/ Robert J. Toner, JR
                                            ------------------------------------
                                        Name: Robert J. Toner, JR
                                        Title: VP of Logistics

                                   EXHIBIT B-4

                             BASIC LEASE INFORMATION

LEASE DATE                       October 6, 1999 (amended by the First
                                 Amendment, dated October 3, 2000; Second
                                 Amendment, dated April 15, 2004; Third
                                 Amendment, dated as of February 1, 2005; and
                                 Fourth Amendment, dated as of June 1, 2005)

LANDLORD                         TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF
                                 AMERICA, for the Benefit of its Separate Real
                                 Estate Account

TENANT                           INNOTRAC CORPORATION, a Georgia corporation

BUILDING ADDRESS                 1620 Satellite Boulevard
                                 Duluth, Georgia 30097

TERM                             Approximately twenty-five (25) months*

NEW PREMISES COMMENCEMENT DATE   Date of Execution of this Fourth Amendment

NEW PREMISES EXPIRATION DATE     July 31, 2007

RENTABLE AREA OF THE BUILDING    155,520 square feet

RENTABLE AREA OF NEW PREMISES    52,120 square feet

PROPORTIONATE SHARE              33.51%

BASE MONTHLY RENT
(PER ANNUM PER
SQ. FT. OF THE NEW PREMISES)     NPCD-05/31/2006   $2.70
                                 06/01/06-ED       $2.78

*Note: This Basic Lease Information reflects information that is applicable for the portion of the term of the Lease commencing on the New Premises Commencement Date, subject to the terms of the Lease. It does not address the portion of the term of the Lease falling prior to that date.

LANDLORD'S CONTRIBUTION   N/A

LANDLORD'S ADDRESSES      For Notices:
                          Director of Asset Management
                          Real Estate Separate Account
                          TIAA-CREF
                          730 Third Avenue
                          New York, New York 10017

TENANT'S ADDRESS          For Notices:
                          INNOTRAC CORPORATION
                          6655 Sugarloaf Parkway
                          Duluth, Georgia 30097
                          Attn: Robert Toner, Vice President - Logistics

                          With a copy to:
                          INNOTRAC CORPORATION
                          6655 Sugarloaf Parkway
                          Duluth, Georgia 30097
                          Attn: General Counsel

TENANT'S BROKER           Scotland Wright and Associates, Inc.

                                   EXHIBIT C-4

                                 HVAC STANDARDS

Tenant hereby acknowledges and agrees that in order to maintain the normal functioning of the HVAC system in the New Premises and to prevent the occurrence of excessive moisture on the floor of the New Premises, Tenant shall comply with the following operating standards:

     1. Keep the exterior doors closed except as may reasonably be required for customary exit, entry and delivery;

     2. Maintain the humidity settings for the HVAC system at or below 56% RH;

     3. Do not use warehouse exhaust fans unless required to remove smoke and fumes created in the normal and customary course of Tenant's business, in which event the fans shall be utilized by Tenant only for such period of time as is reasonably required to remove such smoke and fumes;

     4. Keep floors regularly maintained in broom clean condition, clean and free of debris that cause moisture infiltration;

     5. Enter into and maintain during the term of the Lease a maintenance program with Capital City Mechanical Services, Inc. at Tenant's sole cost and expense.

     IN WITNESS WHEREOF, Tenant has caused its duly authorized officers or partners to execute this Memorandum the day and year first above written.

                                        TENANT:

                                        INNOTRAC CORPORATION, a Georgia
                                        corporation


                                        By: /s/ Robert J. Toner, JR
                                            ------------------------------------
                                        Name: Robert J. Toner, JR
                                        Title: VP of Logistics


                                       D-2